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                                                                 Exhibit 10.2(l)
                              EMPLOYMENT AGREEMENT

AGREEMENT made as of the 4th day of January 2001, by and between, Modem Media, Inc., a Delware corporation, with its principal offices located at 230 East Avenue, Norwalk, CT 06855 ("Modem Media" or the "Company") and Frank J. Connolly, Jr., an individual, residing at 211 Shelter Rock Road, Stamford, Connecticut 06903 (the "Executive").

                              W I T N E S S E T H:
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     WHEREAS, the Company desires that the Executive shall be employed by the
Company, and the Executive is desirous of such employment, upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Defining Terms. As used in this Agreement, the following terms shall have the
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following meanings:

     (a) "Company" or "Modem Media" shall mean and include Modem Media, Inc. and its successors and assigns, if any.

     (b) "Change of Control" shall mean the occurrence of any one of the following events: (i) the consummation of a merger or consolidation of Modem Media with any other corporation, other than a merger or consolidation which would result in the voting securities of Modem Media outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of Modem Media or such surviving entity outstanding immediately after such merger or consolidation or (ii) the consummation of the sale or disposition by Modem Media of all or substantially all of Modem Media's assets, or (iii) any person (as such term is used in Sections 13(d) of the Securities Exchange Act of 1934, as amended) becomes the beneficial owner (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Modem Media representing fifty percent (50%) or more of the total voting power represented by Modem Media's then outstanding voting securities (excluding any beneficial owner, as of the date of this Agreement, of at least 50% of the total voting power represented by Modem Media's outstanding voting securities).

     (c) "Cause" shall mean (A) gross misconduct in the performance of the Executive's duties for Modem Media; (B) engaging in illegal conduct (other than any misdemeanor, traffic violation or similar misconduct) in connection with the performance of duties for Modem Media; or (C) the Executive's commission of a felony.

     (d) "Good Reason" shall mean a material reduction in the Executive's compensation and/or employee benefits; a material reduction in the Executive's job responsibilities or position; or relocation of the Executive's work location by more than fifty (50) miles.

2. Employment. The Company hereby employs the Executive, and the Executive
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hereby accepts such employment, upon the terms and conditions set forth in this
Agreement.

3. Duties. The Company shall hire the Executive and the Executive shall serve,
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at the discretion of the Company, in such capacity as the Company may from time to time determine. Initially, the Executive shall serve as the Company's Chief Financial Officer, reporting directly to the Chief Executive Officer of the Company.

4. Extent of Service. During the term of his employment, the Executive agrees
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that (a) he shall devote his full time, ability and attention to the business of
Modem Media on a regular, "best efforts," and professional basis and at all times such efforts shall be under the direction of Modem Media's Chief Executive Officer. The Executive shall not, without the prior written approval of the Chief Executive Officer of the Company, become an officer, employee or consultant of, or otherwise become associated with or engaged in, any business other than that of the Company, and he will do nothing that is inconsistent with his duties to the Company, or that has an adverse impact on his ability to perform his duties to the Company. Notwithstanding the
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foregoing, with the prior written approval of the Chief Executive Officer of the
Company, the Executive shall be entitled to serve as director on the governing boards of other for-profit or not-for-profit entities and to retain any compensation and benefits resulting from such service, so long as such service does not interfere with, and is not inconsistent with, his duties under this Agreement. Company acknowledges that the Executive is performing consulting services for DML, L.L.C. relating to the completion of the post-sale obligations of DM Holdings, Inc. to First Data Corp. wherein such consulting consumes on average less than fifteen hours of the Executive's time per calendar quarter. Company hereby provides its approval for such consulting services and acknowledges that the Executive's providing such consulting shall not be deemed a breach of this paragraph.

5. Employment at Will. The Executive shall be an employee at will, and as such,
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either the Executive or the Company may terminate the Executive's employment at any time for any reason or no stated reason subject to the provisions in paragraph 9.

6. Compensation.
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   (a) Base Salary

The Executive's base salary shall initially be established at $250,000 per year (minus applicable withholding and other deductions required by law), and shall be payable in substantially equal installments in accordance with the Company's payroll practices then in effect.

   (b) Merit Bonus

In addition to the foregoing, the Executive shall be eligible to receive a merit bonus, to be calculated using the Company's standards for determining merit bonuses as applied to similarly-situated employees of the Company. The Executive's target bonus shall be 40% of his annual base salary. Whether the Executive receives a merit bonus, and in what amount, shall be determined by the Company in its sole discretion, based on factors which shall include, without limitation, the Executive's performance and the Company's overall financial performance (2001 Plan attached as Attachment 1)

   (c) Equity-based Compensation

Subject to the approval of the Company's Compensation Committee, the Executive shall be entitled to options to acquire 100,000 shares of the Common Stock of the Company, at an exercise price equal to the fair market value of Modem Media Common Stock on the date of the grant. This option will vest over a three (3) year period, with the first 1/3 of the grant becoming exercisable one year from the date of the grant, the second 1/3 of the grant becoming exercisable two years from the date of the grant, and the final 1/3 of the grant becoming exercisable three years from the date of the grant. Issuance of the options shall be in accordance with all applicable securities laws and the other terms and conditions of the Company's 1999 Stock Option Plan and Stock Option Agreement; however, the period in which the Executive may exercise non-expired, vested options after the Executive ceases to be employed by the Company (except in the event the Executive is terminated for Cause) will be extended to be ninety (90) day period following such cessation of employment. Except as otherwise described in this Agreement, no additional vesting of options shall occur after the Executive's death, disability or cessation of employment with the Company for any reason or no reason.

7. Other Benefits. The Executive shall be eligible for four weeks of paid
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vacation in each calendar year, commencing with the calendar year 2001. The
Executive shall be entitled to participate in any retirement, disability, profit sharing, medical or life insurance or other similar policy, plan or program provided by the Company, in accordance with the terms of such policy, plan and/or program as may be amended from time to time.

8. Expenses. The Company will pay or reimburse the Executive for reasonable
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travel or other expenses incurred by Executive in connection with the performance of the Executive's duties hereunder in accordance with the Company's established policies. The Executive shall maintain records and written receipts as required by Company policy to substantiate such expenses.

9. Severance Pay. In lieu of any severance benefits to which the Executive may
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otherwise be entitled under any Company severance policy, plan or program, if the Executive's employment is terminated without Cause by the Company or for Good Reason by the Executive, the Executive's then-current base salary shall be continued for twelve (12) months from the date of termination, provided the Executive executes a separation agreement and general release substantially in a form attached as Attachment 2 upon the termination of the Executive's employment. In addition, if
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Executive's employment is terminated without Cause by the Company within 60 days prior to the date on which the annual merit bonuses are paid by the Company, the Executive will be eligible to receive the merit bonus under the terms applied to active employees at the same level. The Company may, in its discretion, choose to accelerate all or a portion of the severance pay described herein, and pay the Executive such amount in one lump sum.

       (a) The Company agrees to pay the cost of COBRA benefits for medical and dental insurance for Executive and his eligible dependents, if any, for the shorter of (i) twelve (12) months; or (ii) Executive's and his eligible dependents' becoming otherwise eligible for medical and dental coverage under another benefit plan.

10. Accelerated Vesting of Stock Options. Notwithstanding anything to the
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contrary contained herein or in the Company's Stock Option Plan or Stock Option
Agreement, if the Executive's employment is terminated within the first 18 months following a Change in Control, either by the Company without Cause or by the Executive for Good Reason, any unvested stock options granted to the Executive pursuant to the terms of this Agreement shall vest on the effective date of the Executive's termination. If employee is terminated other than for Cause within one year of the date of this Agreement, the vesting of the options granted herein will be accelerated by one year.

11. Representations and Warranties of the Executive as to Conflicts. The
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Executive hereby represents and warrants to the Company that his employment by the Company does not and will not violate any provision of law or fiduciary duty by which he is bound and will not conflict with or result in a breach of any agreement or instrument to which he is a party or by which he is bound. The Executive shall not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others. The Executive represents and warrants that he has returned all property and confidential information belonging to all prior employers. The Executive agrees that he will indemnify and hold harmless the Company, its directors, officers and employees against any claims, damages, liabilities and expenses (including attorneys' fees) which may reasonably be incurred, including amounts reasonably paid in settlement, by any of them in connection with any claim based upon or related to a breach of the Executive's representation and warranty set forth in this Paragraph. In the event of any claim based upon or related to a breach of the Executive's representation and warranty set forth in this Paragraph, the Company will give prompt notice thereof, in writing, to the Executive.

12. Confidentiality, Nondisclosure, Nonsolicitation, Noncompetition and
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Invention Assignments. The Executive is simultaneously executing the Company's
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Employment, Confidential Information, Nondisclosure, Nonsolicitation,
Noncompetition and Invention Assignment Agreement (annexed hereto as Attachment
3). The Executive's obligations under the Employment, Confidential Information, Nondisclosure, Nonsolicitation, Noncompetition and Invention Assignment Agreement shall survive the termination of this Agreement for any reason.

13. Attorneys Fees. In the event that any action is instituted by either party
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under this Agreement or the Employment, Confidential Information, Nondisclosure,
Nonsolicitation, Noncompetition and Invention Assignment Agreement to enforce or interpret any of the terms thereof, the prevailing party shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party with respect to such action.

14. Severability. The provisions of this Agreement shall be severable and if any
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part of any provision shall be held invalid or unenforceable or any separate covenant contained in any provision is held to be unduly restrictive and void by a final decision of any court or other tribunal of competent jurisdiction, such part, covenant or provision shall be construed to give it maximum lawful validity and the remaining provisions of this Agreement shall nonetheless remain in full force and effect.

15. Entire Agreement. Except with respect to the Company's 1999 Stock Option
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Plan and Stock Option Agreement referenced herein, an Indemnity Agreement, and the Employment, Confidential Information, Nondisclosure, Nonsolicitation, Noncompetition and Invention Assignment Agreement, this Agreement constitutes the complete understanding between the Executive and the Company with respect to the subject matter addressed herein, and it supersedes and replaces all prior negotiations and all agreements, proposed or otherwise, whether written or oral, concerning the Executive's employment with the Company. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated Agreement.

16. Modification of this Agreement. This Agreement may be extended, amended,
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modified or supplemented only by a writing signed by the Executive and by a duly authorized representative of the Company.
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17. Waivers. Any waiver of the performance of the terms or provisions of this
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Agreement shall be effective only if in writing and signed by the party against whom such waiver is to be enforced. The failure of either party to exercise any of his or its rights under this Agreement or to require the performance of any term or provision of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent a subsequent exercise or enforcement of such rights or be deemed a waiver of any subsequent breach of the same or any other term or provision of this Agreement.

18. Notices. Any notice required or permitted to be given under this Agreement
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shall be in writing and shall be deemed given when personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, to the Executive's residence (as noted in the Company's records), or to the Company's General Counsel at the Company's principal office, as the case may be.

19. Assignment and Transfer. The Executive's rights and obligations under this
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Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void. This Agreement shall inure to the benefit of, and be binding upon and enforceable by, any purchaser of substantially all of the Company's assets, any corporate successor to the Company or any assignee thereof.

20. Governing Law. This Agreement shall be governed by and construed and
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enforced in accordance with the laws of the State of Connecticut without regard to conflict of law principles.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         MODEM MEDIA, INC.


                                         By: /s/ Amy Nenner
                                         -----------------------------------
                                             Vice President, Human Resources

                                         By: /s/ Frank J. Connolly, Jr.
                                                 Frank J. Connolly, Jr.